UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

December 14, 2010

Date of Report (Date of earliest event reported)

OWENS-ILLINOIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9576	22-2781933
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

OWENS-ILLINOIS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-13061	34-1559348
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Michael Owens Way Perrysburg, Ohio	43551-2999
(Address of principal executive offices)	(Zip Code)

(567) 336-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.            OTHER EVENTS.

As previously reported in its Form 8-K filed on October 28, 2010, the Venezuelan government has expropriated Owens-Illinois Inc.’s operations in that country.  Since that time, the Company has cooperated with the Venezuelan government to provide for an orderly transition of the business while ensuring the safety and well-being of the employees and the integrity of the plants. While negotiations with the government will continue with respect to certain aspects of the expropriation, such as compensation, the Company intends to treat the disposal of these assets as complete as of December 31, 2010.  As a result, the Venezuelan operations will be reflected in the Company’s financial statements as discontinued operations, and will include a one-time charge of approximately $349 million ($335 million attributable to the Company) to write-off the Venezuelan net assets and the related cumulative currency translation adjustments recorded in prior years.  The amount of the one-time charge does not reflect the fair market value of the Company’s Venezuelan assets.

Forward Looking Statements

This Current Report on Form 8-K contains “forward looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Forward-looking statements reflect the Company’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. It is possible the Company’s future financial performance may differ from expectations due to a variety of factors including, but not limited to the following: (1) foreign currency fluctuations relative to the U.S. dollar, (2) changes in capital availability or cost, including interest rate fluctuations, (3) the general political, economic and competitive conditions in markets and countries where the Company has its operations, including the announced expropriation of the Company’s operations in Venezuela, disruptions in capital markets, disruptions in the supply chain, competitive pricing pressures, inflation or deflation, and changes in tax rates and laws, (4) consumer preferences for alternative forms of packaging, (5) fluctuations in raw material and labor costs, (6) availability of raw materials, (7) costs and availability of energy, (8) transportation costs, (9) the ability of the Company to raise selling prices commensurate with energy and other cost increases, (10) consolidation among competitors and customers, (11) the ability of the Company to integrate operations of acquired businesses and achieve expected synergies, (12) unanticipated expenditures with respect to environmental, safety and health laws, (13) the performance by customers of their obligations under purchase agreements, and (14) the timing and occurrence of events which are beyond the control of the Company, including the expropriation of the Company’s Venezuelan operations and events related to asbestos-related claims. It is not possible to foresee or identify all such factors. Any forward looking statements in this document are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. Forward-looking statements are not a guarantee of future performance and actual results or developments may differ materially from expectations. While the Company continually reviews trends and uncertainties affecting the Company’s results of operations and financial condition, the Company does not assume any obligation to update or supplement any particular forward looking statements contained in this document.

ITEM 9.01.          FINANCIAL STATEMENTS AND EXHIBITS.

(b)                           Pro forma financial information.

Pro forma financial information for Owens-Illinois, Inc. is being furnished in Exhibit 99.1.  Pro forma financial information for Owens-Illinois Group, Inc is being furnished in Exhibit 99.2.

(d)                           Exhibits.

Exhibit
No.	Description
99.1	Unaudited pro forma condensed consolidated financial statements of Owens-Illinois, Inc.
99.2	Unaudited pro forma condensed consolidated financial statements of Owens-Illinois Group, Inc.
99.3	Unaudited pro forma reconciliation of earnings from continuing operations attributable to the Company to adjusted net earnings of Owens-Illinois, Inc.
99.4	Unaudited pro forma segment net sales and operating profit of Owens-Illinois, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

OWENS-ILLINOIS, INC.

	By:	/s/ Edward C. White
	Name:	Edward C. White
	Title:	Senior Vice President and
Chief Financial Officer

OWENS-ILLINOIS GROUP, INC.

Date: December 14, 2010	By:	/s/ Edward C. White
	Name:	Edward C. White
	Title:	President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Unaudited pro forma condensed consolidated financial statements of Owens-Illinois, Inc.
99.2	Unaudited pro forma condensed consolidated financial statements of Owens-Illinois Group, Inc.
99.3	Unaudited pro forma reconciliation of earnings from continuing operations attributable to the Company to adjusted net earnings of Owens-Illinois, Inc.
99.4	Unaudited pro forma segment net sales and operating profit of Owens-Illinois, Inc.